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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) APRIL 4, 2002

                                   BLYTH, INC.
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             (Exact name of registrant as specified in its charter)

                  Delaware         1-13026        36-2984916
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               (State or other   (Commission     (IRS Employer
               jurisdiction of   File Number)  Identification No.)
               incorporation)

             ONE EAST WEAVER STREET, GREENWICH, CONNECTICUT   06831
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                (Address of principal executive offices)    (Zip Code)

        Registrant's telephone number, including area code (203) 661-1926

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)
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Item 5. Other Events

         On April 4, 2002, the Board of Directors of Blyth, Inc. (the ("Company") unanimously approved the amendment and restatement of the Company's 1994 Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan"), subject to stockholder approval, to (a) increase the number of shares reserved for issuance upon exercise of options granted thereunder from 120,000 to 270,000, (b) increase the number of shares for which options will be granted to a non-employee director of the Company from 3,000 shares upon the initial election of such non-employee director, and 1,500 shares annually thereafter, to 10,000 shares upon the initial election of such non-employee director, and 5,000 shares annually thereafter, (c) change the date of the annual grants provided for in the Non-Employee Directors Plan from January 1st to the Company's 2003 Annual Meeting, and each Annual Meeting thereafter and (d) provide for a one-time grant of an option to acquire 3,500 shares of Common Stock to each non-employee director of the Company who (i) will remain in office following the Company's 2002 Annual Meeting of Stockholders and (ii) was granted on January 1, 2002, options to acquire 1,500 shares of Common Stock. See Exhibit 4.1 attached hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits

         4.1 Amended and Restated 1994 Stock Option Plan for Non-Employee Directors
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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     BLYTH, INC.


Date: April 19, 2002                 By: /s/ Bruce D. Kreiger
                                         ---------------------------------------
                                         Name: Bruce D. Kreiger
                                         Title: Vice President & General Counsel